UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2002

CNET Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

CNET Networks, Inc., issued the press statement set forth on Exhibit 99.1 to European media outlets on Friday, August 2, 2002, announcing that it has acquired certain assets of U.K.-based Silicon Media Group. The purchase price was immaterial to CNET Networks, Inc.

Exhibit Number	Title
99.1	CNET Networks, Inc. press statement announcing the acquisition of certain assets of U.K.-based Silicon Media Group.

EXHIBIT INDEX
Exhibit Number	Title
99.1	CNET Networks, Inc. press statement announcing the acquisition of certain assets of U.K.-based Silicon Media Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2002

CNET Networks, Inc.

By:	/s/ SHARON A. LEDUY

Name: Sharon A. LeDuy
Title: Senior Vice President and General Counsel